As filed with the Securities and Exchange Commission on May 21, 1998

                    Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DATAPOINT CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                              74-16015174
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                     4 Rue' D Aguesseau, 75008 Paris, France
                                       and
           8410 Datapoint Drive, San Antonio, Texas, U.S.A. 78229-8500
          (Address of Principal Executive Offices, including zip code)

                              DATAPOINT CORPORATION
                         1996 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                               Gerald N. Agranoff
                              8410 Datapoint Drive
                          San Antonio, Texas 78229-8500
                     (Name and address of agent for service)

                                 (210) 593-7000
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                             BUTLER & BINION, L.L.P.
                            112 E. Pecan, Suite 2700
                            San Antonio, Texas 78205
                              Attn: James M. Hughes
                                 (210) 227-2200
                             Fax No.: (210) 223-6730

                         Calculation of Registration Fee

-------------------------   ----------------   ------------------   --------------------  -------------------
Title of Securities         Amount             Proposed             Proposed maximum      Amount of
to be registered            to be              maximum offering     aggregate offering    registration
                            registered         price per share*     price                 fee*
-------------------------   ----------------   ------------------   --------------------  -------------------
Common                      2,000,000          $2.09                 $4,180,000           $1,233.10
Stock                       shares
-------------------------   ----------------   ------------------   --------------------  -------------------

     * Computed pursuant to Rule 457(h) based on the average of the high and low reported prices on May 19, 1998.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to
         Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, and all documents subsequently filed by Datapoint Corporation (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended August 2, 1997 (SEC File No. 001-07636);

         (b) the Company's Quarterly Reports on Form 10-Q for the quarterly period ended November 1, 1997 and January 31, 1998 (File No. 001-07636); and

         (c) Description of Registrant's Securities Registered" in the Company's Registration Statement on Form 8-A (File No. 1-17630) describing the Company's Common Stock; which references the Company's Prospectus dated February 26, 1976 filed under Registration No. 2-55430, as supplemented by the description contained in the Company's Registration Statement on Form S-16 (Registration No. 2-72395).

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Article Eight of the Certificate of Incorporation and Section 7.7 of the Bylaws of the Company provide, in general, that the Company may and shall, respectively, indemnify its officers and directors to the full extent permitted by Delaware law. Article Nine of the Certificate of Incorporation of the Company further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director except for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchases or redemptions, or for any transaction from which the director derived a personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits

         Exhibit Number
         and Description

          (4) Instruments defining the rights of security holders, including indentures
                  4.1 Specimen Stock  Certificate
                  4.2 The Company's 1996 Employee Stock Option Plan
          (5)     Opinion re legality
                  5.1      Opinion of Butler & Binion, L.L.P.
         (23)     Consents of experts and counsel
                  23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)
                  23.2     Consent of Ernst & Young LLP
         (24)     Power of attorney (included on the signature page hereof)

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 28, 1998.


                                  DATAPOINT CORPORATION


                                  By:      /s/ Gerald N. Agranoff
                                  Gerald N. Agranoff, Vice President,
                                        General Counsel and Corporate Secretary